UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2005

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Walnut Street, 9th Floor
Philadelphia, Pennsylvania 19106
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (215) 238-1046

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Hersha Hospitality Trust, a Maryland real estate investment trust (“Hersha”), is filing this Current Report on Form 8-K/A as Amendment No. 2 to amend and restate its Current Report on Form 8-K filed on August 15, 2005 (the “Original Form 8-K”), to include additional disclosures concerning the acquisition by Mystic Partners, LLC (“Mystic Partners”), Hersha’s joint venture with Waterford Hospitality Group LLC, of the Hartford Hilton in Hartford, Connecticut, the eighth of nine hotels intended to be acquired by the joint venture.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously reported in the Original Form 8-K, on August 9, 2005, Hersha closed on its joint venture with Waterford Hospitality Group, LLC ("Waterford"). The joint venture, Mystic Partners, LLC, simultaneously closed on the acquisition of six hotels with a total of 773 rooms located in Connecticut and Rhode Island.

As previously reported, on June 15, 2005, Hersha Hospitality Limited Partnership ("HHLP"), the operating partnership subsidiary of Hersha, signed a definitive agreement to enter into a joint venture with Waterford and Mystic Hotel Investors, LLC ("MHI," and together with Waterford, the "Waterford Parties"), pursuant to which the parties agreed to establish a joint venture under the name Mystic Partners, LLC. The Waterford Parties agreed to contribute to Mystic Partners a portfolio of its membership interests (the "Membership Interests") in nine entities, each of which is either wholly-owned or majority-owned by the Waterford Parties (the "Owners"), which in turn own nine Marriott- or Hilton-branded hotels in Connecticut and Rhode Island with an aggregate value of approximately $250.0 million. Hersha agreed to contribute to Mystic Partners approximately $52.0 million in cash, subject to adjustment (the "Cash Payment"), in exchange for a 66.7% preferred equity interest in the seven stabilized hotel properties in the portfolio and a 50% preferred equity interest in the two newly-developed hotel properties in the portfolio, subject to minority interest participations in certain hotels. The material provisions of the material agreements related to this transaction are described in a Current Report on Form 8-K filed by Hersha on June 21, 2005, as amended by Forms 8-K/A filed on June 25, 2005 and August 3, 2005.

On August 9, 2005, Hersha and the Waterford Parties completed the formation of Mystic Partners, and the joint venture acquired the first six stabilized hotels. Hersha contributed an aggregate of $32.3 million to Mystic Partners and the Waterford Parties contributed its Membership Interests in the Owners of the following six hotels:

Hotel Name	Location	Number of Rooms

Mystic Marriott Hotel & Spa	Mystic, CT	285
Danbury Residence Inn	Danbury, CT	78
Southington Residence Inn	Southington, CT	94
Norwich Courtyard by Marriott and Rosemont Suites	Norwich, CT	144
Warwick Courtyard by Marriott	Warwick, RI	92
Waterford SpringHill Suites	Waterford, CT	80

In connection with the first closing, Mystic Partners issued membership interests to HHLP equivalent to a 66.7 % interest in the six hotels and issued membership interests to the Waterford Parties equivalent to a 33.3 % interest in the six hotels, subject to a minority partner that owns 33% of the interests in Southington Suites, LLC ("Southington"), the Owner of Southington Residence Inn. In connection with the first closing, the Owners assumed or incurred approximately $66.5 million of aggregate debt secured by the six hotels. The debt secured by Mystic Marriott Hotel and Spa assumed by the joint venture matures in 2010 and accrues interest at the rate of 6.98 % per annum, and the debt secured by the remainder of the five properties matures in 2015 and accrues interest at the rate of 5.56%.

On September 15, 2005, Mystic Partners closed on the acquisition of the 133 room Residence Inn by Marriott Hotel and Whitehall Mansion (“Whitehall Mansion”) in Stonington, Connecticut. Hersha contributed approximately $7.14 million to Mystic Partners and the Waterford Partners contributed its Membership Interests in the Owner of Whitehall Mansion. In connection with the second closing, Mystic Partners issued membership interests to HHLP equivalent to a 66.7% interest in Whitehall Mansion and issued membership interests to the Waterford Partners equivalent to a 33.3% interest in Whitehall Mansion. In connection with the closing, the Owner of Whitehall Mansion assumed $8.2 million of debt secured by Whitehall Mansion.

On September 18, 2005, Mystic Partners closed on approximately $9.0 million of mezzanine financing related to the Mystic Marriott Hotel & Spa, one of the six hotels acquired by the joint venture in the first closing. Net proceeds of the mezzanine financing were distributed to Hersha and Waterford according to their ownership interests.

On October 6, 2005, Mystic Partners closed on the acquisition of the 392 room Hartford Hilton (the “Hartford Hilton”) in Hartford, Connecticut. The acquisition included the hotel, improvements, certain personal property and pre-paid air leases relating to airspace situated on Chapel, Church and Trumbull streets in Hartford, Connecticut.  The air leases do not contain options or rights of extensions, renewals or the option to purchase and expire at various times through June 14, 2023 and March 12, 2072.  Hersha contributed approximately $ 6.8 million to Mystic Partners, and the Waterford Partners contributed its Membership Interests in the Owner of the Hartford Hilton. In connection with this third closing, Mystic Partners issued membership interests to HHLP equivalent to a 44.0% interest in 315 Trumbull Street Associates, LLC ("Trumbull Street"), the owner of the Hartford Hilton and issued membership interests to the Waterford Partners equivalent to a 44.0% interest in Trumbull Street.  A minority partner owns approximately 12.0% of the interests in Trumbull Street.  In connection with the closing, Trumbull Street incurred approximately $22.0 million of aggregate debt secured by the Hartford Hilton.  Such debt matures in 2009 and accrues interest at a daily floating rate of one-month LIBOR plus 2.75%.

Mystic Partners is under contract to acquire the membership interests held by the Waterford Parties in an entity that owns the 409 room Marriott Hartford Downtown in Hartford, Connecticut.

The acquisition is expected to close in the 2005 fourth quarter, subject to certain conditions to closing, including debt financing, assignment of the franchise agreement and other customary closing conditions. Depending on debt financing for the acquisition of the hotel, Hersha expects to contribute to Mystic Partners approximately $17.5 million in cash in connection with the acquisition. Hersha expects that the Owner will incur approximately $53.0 million of aggregate additional debt in connection with the acquisition.

Mystic Partners Limited Liability Company Agreement

Hersha and the Waterford Parties formed Mystic Partners as a Delaware limited liability company. Waterford is the managing member of the company. Pursuant to Mystic Partner's limited liability company agreement (the "JV LLC Agreement"), in exchange for its contribution of the Membership Interests, the Waterford Parties have received cash and membership interests in Mystic Partners representing 33.3% interest in the first seven properties, subject to a minority interest participation in Southington.  In exchange for its cash contributions, HHLP has received membership interests in Mystic Partners representing 66.7% interests in the first seven properties it owns, subject to a minority interest participation in Southington. Any additional capital contributions to Mystic Partners shall be made 66.7% by Hersha and 33.3% by the Waterford Parties in respect of the first seven properties, subject to minority interest participation in Southington.

For the acquisition of the Hartford Hilton, in exchange for its contribution of the Membership Interests, the Waterford Parties have received cash and membership interests in Mystic Partners representing 50.0 % of Mystic Partners' interest in the Hartford Hilton, which is subject to a minority interest participation in Trumbull Street. In exchange for its cash contributions, HHLP has received membership interests in Mystic Partners representing 50.0% of Mystic Partners' interest in the Hartford Hilton, subject to a minority interest participation in Trumbull Street. Any additional capital contributions to Mystic Partners in respect of Trumbull Street, shall be made 50.0 % by Hersha and 50.0 % by the Waterford Parties.

The JV LLC Agreement provides that net cash flow from Mystic Partners will be distributed as follows:

•	first, to HHLP to provide an 8.5% annual non-compounded return on its unreturned capital contributions;

•	second, to the Waterford Parties to provide an 8.5% annual non-compounded return on its unreturned capital contributions; and

•
thereafter, to HHLP, 56.7% with respect to net cash flow from stabilized properties and 35% with respect to net cash flow from development properties, and to the Waterford Parties, 43.3% with respect to net cash flow from stabilized properties and 65% with respect to net cash flow from development properties.

The JV LLC Agreement provides that proceeds from any capital transactions shall be distributed as follows:

•	first, to HHLP in return of its capital contributions in respect to the property generating the capital proceeds;

•	second, to the Waterford Parties, in return of its capital contributions in respect of the property generating the capital proceeds;

•	third, to HHLP to provide an 8.5% return on its capital contributions in respect of such property;

•	fourth, to the Waterford Parties to provide an 8.5% return on its capital contributions in respect of such property; and

•
thereafter, to Hersha, 56.7% with respect to capital proceeds from stabilized properties or 35% with respect to capital proceeds from development properties, and to the Waterford Parties, 43.3% with respect to capital proceeds from stabilized properties or 65% with respect to capital proceeds from development properties.

The JV LLC Agreement provides that if either member develops, purchases, owns or manages a hotel property within a five-mile radius of any of the joint venture properties, it shall give the other member the right to participate in such property on terms similar to the parties' related participations in the joint venture. The JV LLC Agreement also provides that HHLP will have a right of first offer to purchase any of the properties owned by the Waterford Parties to be sold to a third party.

Lessee Companies

As part of the transaction, Hersha's primary taxable REIT subsidiary entered into a limited liability company agreement ("Leaseco LLC Agreement") with the Waterford Parties to form a leasing holding company ("Leaseco") on terms and conditions similar to and in ownership proportions corresponding to those under the JV LLC Agreement. Pursuant to the Leaseco LLC Agreement, Leaseco has established subsidiary companies ("Lessees") that have issued ownership interests to their members corresponding to the membership interests in the Owners. The respective Lessees have entered into leases, franchise agreements and the Management Agreements (discussed below) for each property.

Asset Management Agreement

Each Owner (other than Southington and Trumbull Street) has entered into an Asset Management Agreement with 44 New England Management Company, a subsidiary of Hersha (the "Asset Manager") to provide asset management services for each property. The Asset Manager receives a monthly fee of 1% of operating revenues of the eight properties. In the case of the Southington Residence Inn, the Asset Management Agreement is between the Asset Manager and Waterford Hotel Group, Inc., as manager.  In the case of the Hartford Hilton, the Asset Management Agreement is between the Asset Manager and Mystic Partners.

Hotel Management Agreement

Each property owned by the joint venture is managed by Waterford Hotel Group, Inc., an affiliate of Waterford. Under a Management Agreement entered into between the property manager and each lessee, the property manager will receive a base fee of 3% or 4% of gross revenues of the property, depending on the property, and an incentive fee of 10% of net operating income less debt service after each of HHLP and the Waterford Parties receive a 12.0% annual non-compounded return on its unreturned capital contributions (as a result of the net cash flow distributions described above).

The preceding summaries of the JV LLC Agreement, Leaseco LLC Agreement and Management Agreement are qualified in their entirety by reference to the terms of the actual documents. Copies of the Contribution Agreement, the form of JV LLC Agreement, the form of Leaseco LLC Agreement and the form of Management Agreement were filed as Exhibits 10.1 through 10.4, respectively, to our Current Report on Form 8-K/A on June 21, 2005.

Item 7.01	Regulation FD Disclosure.

On August 11, 2005, Hersha issued a press release announcing its acquisition of the six initial acquisitions described in Item 2.01 above. A copy of that press release is attached hereto as Exhibit 99.1. The information in the press release shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation by reference language contained therein, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

We have previously filed the following financial statements of relating to the Mystic Partners joint venture as Exhibit 99.1 to our Current Report on Form 8-K/A filed on July 25, 2005:

•	Waterford Hospitality Group, LLC and Subsidiaries consolidated financial statements as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004;

•	Waterford Hospitality Group, LLC and Subsidiaries unaudited consolidated financial statements as of and for the three month periods ending March 31, 2005 and 2004; and

•
Mystic Partners, LLC and Subsidiaries unaudited pro forma financial information as of and for the years ending December 31, 2004, 2003 and 2002 and as of and for the three month periods ending March 31, 2005 and 2004, which are being presented to give effect to the exclusion of certain entities and businesses of Waterford Hospitality Group from the assets being contributed to Mystic Partners.

To the extent required by this item, additional financial statements will be filed as part of an amendment to this Current Report on Form 8-K.

(b)	Pro Forma Financial Information

We have previously filed the following pro forma financial information relating to the Mystic Partners joint venture as Exhibit 99.2 to our Current Report on Form 8-K/A filed on July 25, 2005 as amended by our Current Report on Form 8-K/A filed on August 3, 2005:

•	unaudited pro forma consolidated statement of operations for the year ended December 31, 2004;

•	unaudited pro forma consolidated balance sheet as of March 31, 2005; and

•	unaudited pro forma consolidated statement of operations for the three months ended March 31, 2005.

To the extent required by this item, additional financial statements will be filed as part of an amendment to this Current Report on Form 8-K.

(c)	Exhibits

99.1	Press Release, dated August 11, 2005 (incorporated by reference to Hersha’s Current Report on Form 8-K filed on August 15, 2005).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: October 12, 2005	By:	/s/ Michael R. Gillespie
Michael R. Gillespie
Chief Accounting Officer